Exhibit 99.1

CIBER, Inc.

6363 S. Fiddler’s Green Circle, Suite 1400

Greenwood Village, CO 80111

www.ciber.com

For Immediate Release	Contact:	Doug Eisenbrandt
Director/Investor Relations
303-220-0100
deisenbrandt@ciber.com

CIBER REPORTS THIRD QUARTER AND NINE MONTHS 2009 RESULTS

GREENWOOD VILLAGE, Colorado – October 27, 2009 – Today CIBER, Inc. (NYSE: CBR), a leading international IT outsourcing and software services consultancy, reported its financial results for the third quarter of 2009.  We will hold a conference call on October 27, 2009 at 11:00 a.m. EST to discuss this information; the conference call and webcast information can be found later in this release.

Management Comments:

CIBER posted positive cash flow for the 63rd consecutive quarter, continuing its 100% track record of generating quarterly positive cash flow as a public company.  Additionally, CIBER’s new $155 million credit facility gives the company ample liquidity to support growth with reasonable covenants that allow for operational flexibility.

CIBER’s diversified global operations in 18 countries on 4 continents have served as a strategic bulwark in mitigating the global economic recession.  With an average of 20 years of industry experience, the Company’s seasoned management team continues to effectively provide the leadership required during this challenging economic environment.  Well versed in difficult decision making, the company has weathered the economic storm by lowering SG&A costs until recovery signs are evident, while at the same time taking advantage of opportunities to add quality employees that become available during these periods.

“Our third quarter results continued to reflect the global economic malaise.  However, beginning in September we have seen more customer activity, stable headcounts and new contracts, particularly in the U.S. Federal Government Division and our international operations,” said Mac Slingerlend, CIBER’s President and Chief Executive Officer.  “Cash collections were strong in 3Q09 and our new 3-year bank facility is a solid underpinning to our financial resources.  Although we were frustrated to settle a non-substantiated legal action in late September, we assured ourselves of no greater negative consequences.  We are now focused on sequential quarterly improvements in overall business levels.”

Sequential Quarterly Results:  3Q09 as Compared to 2Q09

•                  Revenue of $256.4 million for 3Q09 compares to $260.6 million for 2Q09.  This 1.6% sequential decrease primarily reflects seasonal holidays and vacations.

•                  Operating income (net of $2.5 million of one-time charges; discussed below) of $7.0 million for 3Q09 compares to $7.5 million for 2Q09.  Prior to the one-time charges, operating income actually increased by approximately $2.0 million, or 27%, from the second quarter to the third quarter.

•                  3Q09 GAAP EPS of $0.05 per share, net of $0.03 per share of non recurring charges, compares to $0.07 per share for 2Q09.  Before the charges, the $0.01 per share sequential improvement reflects the cost savings undertaken by the Company and improved results in the U.S. ERP and European Divisions.

•                  EBITDA for 3Q09 of $12.3 million, or $14.8 million prior to the non recurring charges, compares to $13.0 million for 2Q09.

Non Recurring 3Q09 Charges

•                  The Company was compelled to settle a lawsuit in the quarter that had previously been considered not meaningful.  The 2½ year old suit from a 5 year ago matter was expected to be dismissed against the Company.  The Company’s request to be released from all charges only achieved a partial dismissal.  In mid-September, the trial commenced.  Given the sizable sums sought by the Plaintiffs and joint liability of the multiple defendants, the Company concluded it was appropriate to avoid any further inclusion in this matter.  The Company paid $2-2.25 million in total settlement and legal fees to be dismissed, admitting no fault.

•                  In securing a new, improved three-year credit facility, the Company accelerated unamortized fees and costs of the prior facility by approximately $0.3 million.

On a combined basis these two non recurring charges adversely impacted Q309 by approximately $0.03 per share.

3Q09 Operational Highlights

Custom Solutions Division (Including Indian Operations)

•                  Efforts to pursue larger wins by combining teams from branch offices and Strategic Practices are now a more organized focus.

•                  Most new IT spending has been business intelligence and maintenance oriented, with new development generally on hold at corporate clients.  That said, a few clients have commented that they are just now commencing new development.

•                  Indian operations continue to build headcount and utilization.

IT Outsourcing Division

•                  Vibrancy in our longer-term contracts IT Outsourcing Division continued in the quarter, with the signing of a new $48.0 million, 6-year contract, in addition to several smaller wins.  The large contract covers full IT operations and service desk solutions for a major quasi-governmental financial institution.  This Division also shared in wins in Europe during the quarter and early in the fourth quarter.

U.S. ERP Division

•                  The Oracle ERP Practice remains stable, with public sector clients more active now than higher education work.

•                  The U.S. SAP Practice had smaller wins in the quarter, but has a sizeable, diversified pipeline and it is kicking-off joint lead activities with specific verticals with its SAP partnership.

•                  Our Lawson Practice remains positive in their healthcare and public sector verticals pipeline.

Federal Government Division

•                  After a slow contract start to the third quarter, this Division finished the quarter with a flurry, which continued into October.

•                  Renewals, recompetes and extensions support this revenue base while incremental prime contractor wins are being sought.

European Division

•                  The July-August summer holiday combination was a greater challenge in 2009, as utilization levels were already under greater pressure.  However, beginning September, utilization improved meaningfully.

•                  Wins in Norway, Germany and the UK led the quarterly activity, with European IT Outsourcing wins commencing in September and the current quarter.

Eastern Asia & Pacific Operations

•                  Australia/New Zealand operations remained profitable while material projects continued to be pipeline-oriented.

•                  China operations saw greater offshore support activity for European and U.S. customers as it builds its domestic base.

Balance Sheet Highlights (September 30, 2009)

•                  In August, the Company completed its refinancing of an intermediate term credit support with a new three-year, $155 million facility led by Bank of America, a new lender to our lender group.  The syndicated bank group included all of the former participants, except the agent, plus an additional bank.  The new facility extended the maturity and is more flexible in its covenant structure.

•                  Cash was $56.2 million and long-term debt was $92.9 million.

•                  DSOs for services were 65 days, a one day sequential improvement.

Bookings Data

Bookings for the third quarter were $265 million, representing a 1.1:1 book-to-bill ratio.

Outlook

The Company currently believes that the fourth quarter will be sequentially better than the September quarter, and now anticipates 2009 fiscal revenue of $1.035-1.040 billion and, net of the current quarter’s $0.03/share nonrecurring charges, fiscal GAAP EPS of $0.25-0.26/share.

Conference Call and Webcast

A webcast to discuss the Company’s financial results and outlook will be held at 11:00 a.m. EST on Tuesday, October 27, 2009 and may be heard live by visiting the Investor Relations portion of the Company website at www.ciber.com/cbr/.  To participate in the call, dial 877-941-0843 within the United States, and 480-629-9644 internationally, using the conference ID number 4170518.  A replay of the conference call will be available for 30 days by dialing 800-406-7325 within the United States, and 303-590-3030 internationally, using the ID number 4170518.  The replay will also be available on CIBER’s website.

About CIBER, Inc.

CIBER, Inc. (NYSE: CBR) is a pure-play international IT outsourcing and software implementation and integration consultancy with superior value-priced services and reliable delivery for both private and government sector clients. CIBER’s services are offered globally on a project- or strategic-staffing basis, in both custom and enterprise resource planning (ERP) package environments, and across all technology platforms, operating systems and infrastructures. Founded in 1974 and headquartered in Greenwood Village, Colo., CIBER now serves client businesses from over 40 U.S. offices, 25 European offices and seven offices in Asia/Pacific. Operating in 18 countries, with more than 8,500 employees and annual revenue of $1.1 billion, CIBER and its IT specialists continuously build and upgrade clients’ systems to “competitive advantage status.”  CIBER is included in the Russell 2000 Index and the S&P Small Cap 600 Index. CIBER, the Reliable Global IT Services Partner.  www.ciber.com.

Forward-Looking and Cautionary Statements

Statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.  CIBER undertakes neither intention nor obligation to publicly update or revise any forward-looking statements.  CIBER and the CIBER logo are trademarks or registered trademarks of CIBER, Inc.  Copyright© 2009.

CIBER, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
In thousands, except per share data	2008	2009	2008	2009
Consulting services	$286,004	$245,113	$867,484	$743,170
Other revenue	13,962	11,254	44,525	32,276
Total revenue	299,966	256,367	912,009	775,446

Cost of consulting services	209,515	184,028	632,811	559,121
Cost of other revenue	8,170	7,382	28,850	20,557
Selling, general and administrative expenses	67,464	56,417	200,000	169,879
Amortization of intangible assets	1,604	1,506	4,823	4,371
Operating income	13,213	7,034	45,525	21,518
Other expense, net	2,778	2,074	11,510	2,930
Income before income taxes	10,435	4,960	34,015	18,588
Income tax expense	3,003	1,401	11,844	6,023
Consolidated net income	7,432	3,559	22,171	12,565
Net income noncontrolling interests	197	54	824	139
Net income attributable to CIBER, Inc.	$7,235	$3,505	$21,347	$12,426

Earnings per share – diluted	$0.12	$0.05	$0.35	$0.18

Weighted average shares – diluted	60,791	69,809	60,485	67,573

For the three months ended September 30, 2008 and 2009, respectively, earnings per share – basic were $0.12 and $0.05 and weighted average shares – basic were 60,032 and 69,664.

For the nine months ended September 30, 2008 and 2009, respectively, earnings per share – basic were $0.36 and $0.18 and weighted average shares – basic were 60,098 and 67,484.

CIBER, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

In thousands	December 31, 2008	September 30, 2009

Assets
Current assets:
Cash and cash equivalents	$48,849	$56,247
Accounts receivable, net	235,066	216,658
Prepaid expenses and other current assets	20,633	24,177
Deferred income taxes	4,883	7,189
Total current assets	309,431	304,271

Property and equipment, net	27,372	26,710
Intangible assets, net	449,813	457,965
Other assets	10,904	13,011
Total assets	$797,520	$801,957

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$35,373	$27,301
Accrued compensation and related liabilities	62,437	66,275
Other accrued expenses and liabilities	44,514	63,656
Income taxes payable	1,874	11,299
Total current liabilities	144,198	168,531

Long-term bank debt	165,710	92,865
Deferred income taxes	34,288	36,400
Total liabilities	344,196	297,796

Total shareholders’ equity	453,324	504,161
Total liabilities and shareholders’ equity	$797,520	$801,957

CIBER, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
In thousands	2008	2009

Operating activities:
Net income	$22,171	$12,565
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,513	9,007
Amortization of intangible assets	4,823	4,371
Other, net	27,492	35,399
Net cash provided by operating activities	63,999	61,342

Investing activities:
Acquisitions, net of cash acquired	(7,790)	(4,258)
Purchases of property and equipment, net	(10,837)	(7,960)
Other	233	—
Net cash used in investing activities	(18,394)	(12,218)

Financing activities:
Employee stock purchases and options exercised	3,559	1,871
Purchases of treasury stock	(7,519)	(3,877)
Borrowings (payments) on long-term bank debt, net	42,155	(63,882)
Retirement of debentures	(68,779)	—
Sales of common stock	—	23,220
Other, net	(5,558)	(3,687)
Net cash used in financing activities	(36,142)	(46,355)

Effect of foreign exchange rate changes on cash	(1,839)	4,629
Net increase in cash and cash equivalents	7,624	7,398
Cash and cash equivalents, beginning of period	31,717	48,849
Cash and cash equivalents, end of period	$39,341	$56,247

Selected Financial Information

Unaudited Reconciliation of Non-GAAP and Segment Financial Measures

I.                  Reconciliation of Revenue Growth Components ($ in millions)

Sequential Three Months Ended

Divisions	June 30, 2009	Organic	Acquired	Foreign Exchange	Total	Sept. 30, 2009

Custom Sols & ITO	$113.1	-5.8%	—%	—%	-5.8%	$106.5

U.S. ERP	32.3	-3.1	—	—	-3.1	31.3

Federal	29.9	-2.7	—	—	-2.7	29.1

Europe	85.3	-1.3	—	6.2	4.9	89.5

	$260.6	-3.6%	—%	2.0%	-1.6%	$256.4

Three Months Ended

Divisions	Sept. 30, 2008	Organic	Acquired	Foreign Exchange	Total	Sept. 30, 2009

Custom Sols & ITO	$133.2	-21.0%	1.0%	—%	-20.0%	$106.5

U.S. ERP	30.1	4.0	—	—	4.0	31.3

Federal	31.4	-7.3	—	—	-7.3	29.1

Europe	105.3	-7.3	—	-7.7	-15.0	89.5

	$300.0	-12.2%	0.4%	-2.7%	-14.5%	$256.4

Nine Months Ended

Divisions	Sept. 30, 2008	Organic	Acquired	Foreign Exchange	Total	Sept. 30, 2009

Custom Sols & ITO	$401.2	-17.0%	0.9%	—%	-16.1%	$336.6

U.S. ERP	93.1	-0.2	—	—	-0.2	92.9

Federal	96.7	-9.1	—	—	-9.1	87.9

Europe	321.0	-3.4	0.2	-16.4	-19.6	258.0

	$912.0	-9.7%	0.5%	-5.8%	-15.0%	$775.4

II.            EBITDA Reconciliation to Net Income ($ in thousands)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2008	June 30, 2009	Sept. 30, 2009	Sept. 30, 2008	Sept. 30, 2009

Net Income Attributable to CIBER	$7,235	$4,656	$3,505	$21,347	$12,426
Net Income Noncontrolling Interest	197	53	54	824	139
Consolidated Net Income	7,432	4,709	3,559	22,171	12,565
Income Tax	3,003	2,206	1,401	11,844	6,023
Pre-Tax Income	10,435	6,915	4,960	34,015	18,588
Other Expense, net	2,778	553	2,074	11,510	2,930
Operating Income	13,213	7,468	7,034	45,525	21,518
Share Based Comp.	977	1,093	817	2,537	2,986
Amortization	1,604	1,457	1,506	4,823	4,371
Depreciation	3,253	3,000	2,982	9,513	9,007
EBITDA	$19,047	$13,018	$12,339	$62,398	$37,882

III.           Segment Operating Results Analysis

Operating Results Analysis

($ in millions)

	Three Months Ended				Nine Months Ended
	Sept. 30, 2008		Sept. 30, 2009		Sept. 30, 2008		Sept. 30, 2009
	$	%	$	%	$	%	$	%
Revenue
Custom Sols & ITO (1)
Commercial/ITO	$107.3	36	$83.9	33	$308.5	34	$267.1	35
State & Local	25.9	8	22.6	9	92.7	10	69.5	9
Sub	133.2	44	106.5	42	401.2	44	336.6	44
U.S. ERP (2)
Commercial	16.4	5	11.9	5	41.9	5	37.2	5
State & Local	13.7	5	19.3	7	51.2	5	55.7	7
Sub	30.1	10	31.3	12	93.1	10	92.9	12

Federal	31.4	11	29.1	11	96.7	11	87.9	11

Europe (3)	105.3	35	89.5	35	321.0	35	258.0	33

Total	$300.0	100%	$256.4	100%	$912.0	100%	$775.4	100%

	Three Months Ended				Nine Months Ended
	Sept. 30, 2008		Sept. 30, 2009		Sept. 30, 2008		Sept. 30, 2009
	$	%	$	%	$	%	$	%
EBITA
Custom Sols & ITO (1)
Commercial/ITO	—		—		—		—
State & Local	—		—		—		—
Sub	$13.5	10	$7.0	7	$40.3	10	$22.5	7
U.S. ERP (2)
Commercial	—		—		—		—
State & Local	—		—		—		—
Sub	(1.7)	(6)	2.8	9	0.1	0	6.4	7

Federal	2.8	9	1.5	5	7.1	7	4.9	5

Europe (3)	7.3	7	4.8	5	23.7	8	13.2	5

Corporate	(7.1)	(2)	(7.6)	(3)	(20.9)	(2)	(21.1)	(3)
EBITA	14.8	5	8.5	3	50.3	6	25.9	3
Amortization	(1.6)	(1)	1.5	—	(4.8)	(1)	4.4	—
Operating Income	$13.2	4%	$7.0	3%	$45.5	5%	$21.5	3%

Note:      India operations are in Custom Solutions and Asia Pacific operations are in Europe; Custom Solutions also includes domestic eliminations.

(1)   These Divisions have been combined and prior revenue partially reclassified, accordingly, margins cannot be accurately separated.

(2)   This activity has always been operated together; highlighting State & Local revenue will assist the overall view of CIBER’s public sector emphasis.

(3)   Public sector business also exists in the European Division, both national and local; it is approximately 5% of these revenues.

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